UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 13, 2016

EQT GP Holdings, LP

(Exact name of registrant as specified in its charters)

DELAWARE	001-37380	30-0855134
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

625 Liberty Avenue, Suite 1700, Pittsburgh, Pennsylvania	15222
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (412) 553-5700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                           Entry into a Material Definitive Agreement.

Purchase and Sale Agreement

On October 13, 2016, EQT Midstream Partners, LP (EQM), Equitrans Investments, LLC (Equitrans Investments), a direct wholly owned subsidiary of EQM, Equitrans, L.P. (Equitrans), an indirect wholly owned subsidiary of EQM, and EQM Gathering Opco, LLC (EQM Gathering and, together with EQM, Equitrans Investments and Equitrans, the Partnership Parties), an indirect wholly owned subsidiary of EQM, on the one hand, and EQT Corporation (EQT), EQT Gathering Holdings, LLC (EQT Gathering Holdings), an indirect wholly owned subsidiary of EQT, and EQT Gathering, LLC (EQT Gathering and, together with EQT and EQT Gathering Holdings, the Selling Parties), an indirect wholly owned subsidiary of EQT, on the other hand, entered into a Purchase and Sale Agreement (Purchase Agreement) pursuant to which (i) Equitrans acquired 100% of the outstanding limited liability company interests in Allegheny Valley Connector, LLC (AVC) from EQT Gathering Holdings, (ii) Equitrans Investments acquired 100% of the outstanding limited liability company interests in Rager Mountain Storage Company LLC (Rager) from EQT Gathering Holdings, and (iii) EQM Gathering acquired certain gathering assets located in the Applegate/McIntosh, Terra, Three Rivers and D-497 development areas in southwestern Pennsylvania and the Taurus development area in northern West Virginia (collectively, the Gathering Assets) from EQT Gathering (collectively, the Acquisition).  The closing of the Acquisition occurred on October 13, 2016 (the Closing).  The aggregate consideration paid by EQM to EQT in connection with the Acquisition was $275 million, which was funded with borrowings under EQM’s $750 million revolving credit facility.

AVC owns the Allegheny Valley Connector facilities (the AVC facilities), which were leased by EQM from EQT prior to the Closing.  The AVC facilities include an approximately 209-mile Federal Energy Regulatory Commission-regulated interstate pipeline that interconnects with EQM’s transmission and storage system.  The AVC facilities provide approximately 450 MMcf per day of additional firm capacity to EQM’s transmission and storage system and are supported by four natural gas storage reservoirs with approximately 245 MMcf per day of peak withdrawal capacity, approximately 11 Bcf per day of working gas capacity and 11 compressor units. Rager leases 2 Bcf per day of AVC’s working gas capacity.  The Gathering Assets include 87 miles of natural gas gathering pipeline and three compressor units with approximately 7,000 horsepower of compression.

The Purchase Agreement contains customary representations and warranties, indemnification obligations and covenants of the parties.  The Purchase Agreement and the above descriptions have been included to provide investors and security holders with information regarding the terms of the Purchase Agreement. They are not intended to provide any other factual information about the Partnership Parties, the Selling Parties or their respective subsidiaries, affiliates or equity holders. The representations, warranties and covenants contained in the Purchase Agreement were made only for purposes of that agreement and as of specific dates; were solely for the benefit of the parties to the Purchase Agreement; and may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures made by each contracting party to the other as a way of allocating contractual risk between them that differ from those applicable to investors. Moreover, the subject matter of the representations and warranties are subject to more recent developments. Accordingly, investors should be aware that these representations, warranties and covenants or any description thereof alone may not describe the actual state of affairs of the Partnership Parties, the Selling Parties or their respective subsidiaries, affiliates or equity holders as of the date they were made or at any other time.

The foregoing description of the Purchase Agreement is not complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K and incorporated in this Item 1.01 by reference.

Relationships

The Conflicts Committee of the Board of Directors of EQT Midstream Services, LLC, the general partner of EQM (the EQM General Partner), approved the Acquisition and recommended approval of the Acquisition to the Board of Directors of the EQM General Partner, which then approved the Acquisition. The Conflicts Committee, which is comprised entirely of independent directors, retained independent legal and financial advisors to assist in evaluating and negotiating the Acquisition.

The EQM General Partner is indirectly controlled by EQT through EQT’s control of EQT GP Holdings, LP (EQGP).  As of September 30, 2016, EQT owned 100% of the non-economic general partner interest and an approximately 90.1% limited partner interest in EQGP.  As of September 30, 2016, EQGP and its subsidiaries owned 21,811,643 EQM common units, representing an approximately 26.6% limited partnership interest, 1,443,015 EQM general partner units, representing an approximately 1.8% general partner interest, and all of the incentive distribution rights in EQM.

Item 2.01                                           Completion of Acquisition or Disposition of Assets.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 2.01 by reference.

Item 9.01                                           Financial Statements and Exhibits.

(d)                                 Exhibits.

2.1                              Purchase and Sale Agreement, dated as of October 13, 2016, by and among EQT Corporation, EQT Gathering Holdings, LLC, EQT Gathering, LLC, EQT Midstream Partners, LP, Equitrans Investments, LLC, Equitrans, L.P. and EQM Gathering Opco, LLC (incorporated herein by reference to Exhibit 2.1 to EQT Midstream Partners, LP’s Form 8-K (#001-35574) filed on October 13, 2016). EQT GP Holdings, LP will furnish supplementally a copy of any omitted schedule and similar attachment to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

EQT GP Holdings, LP
(Registrant)

	By:	EQT GP Services, LLC, its General Partner

	By:	/s/ Robert J. McNally
Robert J. McNally
Senior Vice President and Chief Financial Officer

Date: October 13, 2016

EXHIBIT INDEX

Exhibit No.	Description

2.1

Purchase and Sale Agreement, dated as of October 13, 2016, by and among EQT Corporation, EQT Gathering Holdings, LLC, EQT Gathering, LLC, EQT Midstream Partners, LP, Equitrans Investments, LLC, Equitrans, L.P. and EQM Gathering Opco, LLC (incorporated herein by reference to Exhibit 2.1 to EQT Midstream Partners, LP’s Form 8-K (#001-35574) filed on October 13, 2016). EQT GP Holdings, LP will furnish supplementally a copy of any omitted schedule and similar attachment to the Securities and Exchange Commission upon request.